EXHIBIT 99.1

MICRO THERAPEUTICS REPORTS 2003 THIRD QUARTER FINANCIAL RESULTS

– Conference Call Scheduled Today at 2:00 p.m. PST;

Simultaneous Webcast at www.fulldisclosure.com –

Irvine, Calif. – November 5, 2003 – Micro Therapeutics, Inc. (MTI) (Nasdaq:MTIX) today reported financial results for the third quarter and nine months ended September 30, 2003.

For the third quarter, net sales of $5.2 million represented a 77% increase over the prior year third quarter sales of $3.0 million. For the nine months ended September 30, 2003, net sales rose 79% to $15.9 million from $8.9 million in the first nine months of 2002. Revenue growth was broad-based, with all neurovascular product lines and geographic markets contributing. Sales in 2003 of embolic products, comprising Onyx®, MTI’s proprietary liquid embolic material, and the Sapphire family of embolic coils, increased 266% in the third quarter and 222% for the first nine months over the respective corresponding periods in 2002. Similarly, sales of MTI’s line of neurovascular access and delivery products, including the recently launched Echelon over-the-wire microcatheter, reflected increases of 69% for both the 2003 third quarter and the first nine months. From a geographic market perspective, MTI’s sales in the U.S. grew by more than 20% in both the third quarter and the first nine months of 2003, and international sales performance in both the third quarter and the nine month period reflected growth of more than 130%.

Tom Wilder, President and CEO of MTI, commented, “Our revenue growth in the third quarter and first nine months of 2003 evidences the progress we are making in executing our strategy to broaden MTI’s portfolio of neurovascular products and technologies, and expanding our international distribution channels with our marketing partner, ev3 Inc.”

In the 2003 third quarter, gross margin improved to 61%, compared to 51% in the third quarter of 2002. For the nine months ended September 30, 2003, gross margin improved to 62% from 56% in the corresponding 2002 period. The improvement in both the quarter and year-to-date margin percentages resulted primarily from increased manufacturing throughput corresponding to higher sales volumes in 2003, relative to 2002.

Operating expenses increased 8% in the third quarter to $9.5 million, compared to $8.7 million for the third quarter in the prior year. For the nine-month period, operating expenses increased 39% to $31.0 million, from $22.3 million in the corresponding period in 2002. These increases result primarily from the addition of Dendron GmbH in the fourth quarter of 2002, activities related to the company’s current Pre-Market Approval application for the use of Onyx in treating brain arteriovenous malformations, and, for the nine-month period, legal costs associated with the actions initiated by the company in connection with intellectual property, and increased distribution fees paid to ev3 International, commensurate with the increased sales volume in Europe.

The company recently announced that a Dutch court has ruled that MTI infringes three patents covering embolic coils that are held by the University of California (“UC”) and its licensee, Boston Scientific Corporation (“BSC”). MTI is initiating actions to preserve its ability to sell and market its embolic coils within Europe, to prevent possible injunctive actions, and to file for appeal. Revenue from MTI’s Sapphire embolic coils in Europe represents between 11% and 13% of total corporate revenues. The Dutch court decision was in conjunction with a legal action initiated by MTI in September 2002 to assert the invalidity of four patents held by the UC and BSC as well as MTI’s non-infringement of such patents. The court ruled that one of the UC/BSC patents, which covers a dual marker band coil delivery catheter, is invalid.

The Company is in the process of completing an evaluation of the effects of the Dutch court’s ruling on the carrying value of certain of the company’s intangible assets. The purpose of such an evaluation is to determine whether a non-cash charge for impairment of such carrying value will be required in conformity with U.S. generally accepted accounting principles. The financial results discussed herein are contingent upon the completion of this evaluation.

Net loss for the quarter was $6.3 million, or $0.18 per diluted share, compared with $7.1 million, or $0.35 per share, in the 2002 third quarter. Per share calculations in the 2003 third quarter were based on 35.0 million weighted average shares outstanding, reflecting shares issued in a financing completed in February 2003, compared with 20.4 million weighted average shares outstanding in the 2002 third quarter.

Conference Call Information and Forward-Looking Statements

The company will host a conference call today with interested parties beginning at 2:00 p.m. PST to review the results of operations for the third quarter of 2003 and other recent events. Discussions during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s revenues, margins, operating expenses, distribution arrangements, clinical studies, regulatory status, and financial position, and comments the company may make about its future in response to questions from participants on the conference call. The conference call may be heard by any interested party through a live audio Internet broadcast at www.fulldisclosure.com. For those unable to listen to the live broadcast, a playback of the webcast will be available at www.fulldisclosure.com for one year.

About Micro Therapeutics, Inc.

Micro Therapeutics develops, manufactures and markets minimally invasive medical devices for the diagnosis and treatment of vascular disease. MTI’s neurovascular products have been developed for use in the treatment of cerebral vascular conditions that, if left untreated, can lead to stroke. The company’s products are sold throughout much of the world, with Onyx® proceeding through regulatory processes in the United States and Japan. MTI markets more than 225 medical devices and micro catheter products serving the neurovascular and peripheral vascular markets.

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties relate, but are not limited, to, in no particular order: the enforcement of the Dutch court’s ruling by the patent holders, filing an action that would successfully permit the company to continue to sell its embolic coils in the EU, successfully appealing the Dutch court’s ruling, the impact of the Dutch court’s ruling on the detachable coil product line, effectiveness and pace of current and future product development, success of clinical testing, regulatory approval, product demand and market acceptance, and the impact of competitive products and pricing. More detailed information on these and additional factors which could affect Micro Therapeutics, Inc.’s operating and financial results are described in the company’s Forms 10-QSB, 10-KSB, and other reports, filed or to be filed with the Securities and Exchange Commission. Micro Therapeutics, Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Micro Therapeutics, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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FINANCIAL TABLES TO FOLLOW

MICRO THERAPEUTICS, INC.

Statement of Operations Data

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net sales	$5,208,000	$2,950,000	$15,943,000	$8,922,000
Cost of sales	2,033,000	1,433,000	6,018,000	3,927,000

Gross profit	3,175,000	1,517,000	9,925,000	4,995,000

Operating expenses
Research & development	4,071,000	3,444,000	14,017,000	9,139,000
Selling, general & administrative	5,393,000	5,286,000	17,017,000	13,152,000

Total operating expenses	9,464,000	8,730,000	31,034,000	22,291,000

Loss from operations	(6,289,000)	(7,213,000)	(21,109,000)	(17,296,000)

Other income (expense)
Gain on sale of investment	—	—	14,647,000	7,386,000
Stock issuance expenses	—	—	(600,000)	—

Foreign currency transaction gain (loss)	(54,000)	—	(180,000)	—
Other	18,000	93,000	113,000	521,000

Total other income (expense)	(36,000)	93,000	13,980,000	7,907,000

Loss before taxes	(6,325,000)	(7,120,000)	(7,129,000)	(9,389,000)
Income tax expense	—	1,000	2,000	2,000

Net loss	(6,325,000)	(7,121,000)	(7,131,000)	(9,391,000)

Other comprehensive loss
Foreign currency translation loss	(20,000)	—	(161,000)	—

Total other comprehensive loss	(20,000)	—	(161,000)	—

Comprehensive loss	$(6,345,000)	$(7,121,000)	$(7,292,000)	$(9,391,000)

Per share information
Net loss available to common stockholders	$(6,325,000)	$(7,121,000)	$(7,131,000)	$(9,391,000)
Net loss per share
Basic	$(0.18)	$(0.35)	$(0.22)	$(0.46)
Diluted	$(0.18)	$(0.35)	$(0.22)	$(0.46)
Shares used in computation of net loss per share
Basic	35,018,000	20,428,000	33,006,000	20,351,000
Diluted	35,018,000	20,428,000	33,006,000	20,351,000

Selected Balance Sheet Data

(unaudited)

	September 30,
	2003	2002
Cash and cash equivalents	$4,800,000	$28,229,000
Working capital	$10,300,000	$32,392,000
Total assets	$46,700,000	$41,488,000
Accumulated deficit	$(103,100,000)	$(82,625,000)
Total stockholders’ equity	$37,300,000	$36,041,000

MICRO THERAPEUTICS, INC.

Revenues by Segment

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Product Segments
Embolic products	$1,715,000	$468,000	$5,330,000	$1,655,000
Neuro access products	2,999,000	1,776,000	8,722,000	5,164,000
Peripheral blood clot therapy and other	494,000	706,000	1,891,000	2,103,000

Total net sales	$5,208,000	$2,950,000	$15,943,000	$8,922,000

Geographic Segments
United States	$1,863,000	$1,515,000	$5,470,000	$4,565,000
International	3,345,000	1,435,000	10,473,000	4,357,000

Total net sales	$5,208,000	$2,950,000	$15,943,000	$8,922,000